SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

December 19, 2007

Intrepid Technology & Resources, Inc.

(Exact Name of Registrant as Specified in Charter)

Idaho	00-27845	84-1304106
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

501 West Broadway, Suite 200, Idaho Falls, Idaho	83402
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(208) 529-5337

ITEM 5.02 (c).  Appointment and Change in Principal Officers

For Calendar Year 2008, the Board of Directors has appointed D. Lynn Smith as Chairman, William R. Myers as Vice Chairman, Jacob D. Dustin as President and Chief Operating Officer, Robert V. Searcy, a non-director, as Secretary and Treasurer, and Bradley J. Frazee and Donald J. Kenoyer, also non-directors, as Vice Presidents.  These individuals will assume the responsibilities of the offices indicated effective January 1, 2008.

D.  Lynn Smith, a director since 2002, and chairman of the audit committee has over thirty years experience as a Certified Public Accountant and partner in Galusha, Higgins & Galusha, P.C, of Idaho Falls, Idaho, a regional public accounting firm.  Experience includes audit, tax, individual and business litigation support and individual and business planning with a special emphasis on agriculture and agribusiness.

William R. Myers, a director since 2002, has for the past five years been president of Myers Associates International, Inc., which provides technical and management consulting, business development and construction management for domestic and international firms. He has extensive business development and strategic planning background with architectural engineering, research and development, construction, environmental science and startup entrepreneurial firms in both national and international settings.

Jacob D. Dustin has served as a director, vice president, secretary and treasurer of the Company since 2002.  From 1999 to 2000 Bechtel Corporation at the Idaho National Engineering and Environmental Laboratory employed him.  From 1995 to 1999 he was an employed by Parsons, an architectural and engineering firm.  In 1995 he retired from the United States Air Force with the rank of Colonel.  He brings thirty years of experience in operational and engineering leadership positions managing large, diverse groups of engineers, scientists and technicians and programs with annual budgets in excess of $100M.

Robert V. Searcy has served as the Company’s Comptroller since 2006.  Prior to joining Intrepid, Mr. Searcy served for 17 years as the Chief Financial Officer of Idaho Pacific Holdings, Inc., one of the largest dehydrated potato food processors in North America.  He holds a B.S. degree in Accounting and Business from Brigham Young University.

Bradley J. Frazee has served as the Company’s Alternative Energy and Biofuels Division Manager since 2002.  He brings over 20 years of project and management and operations experience with corporations such as Westinghouse, Lockheed Martin, and Bechtel to the Company. Brad has been instrumental over his career in bringing major chemical and nuclear systems through construction and into production.

Donald J. Kenoyer has served as the Company’s Vice President, Engineering/Construction Management since 2006.  Mr. Kenoyer 20 years of experience in project engineering and planning including cost estimating, scheduling, project controls, contracts, design, and field engineering. His prior experience includes over 10 years with the former Morrison-Knudsen Corporation working multi-million dollar construction projects for a variety of commercial, industrial, and governmental clients nationwide.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2007	INTREPID TECHNOLOGY & RESOURCES, INC.

By: /s/ Jacob D. Dustin
Name: Jacob D. Dustin
Title: President and Director